EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 17, 1998, relating to the financial statements, which appear in ProxyMed, Inc.'s Form 8-K dated May 19, 1998 (SEC File 000-22052). We also consent to the reference to our firm under the heading "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
May 5, 1999